EXHIBIT 4.3

                               NEUREX CORPORATION

                 1988 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

                     (As Amended effective February 6, 1997)



      1. Purpose of the Plan. The purposes of the 1988 Employee and Consultant Stock Option Plan, as amended and restated on February 6, 1992, February 24, 1994, and March 30, 1995 (the "Plan") of Neurex Corporation, a Delaware corporation (the "Company"), are to:

           (a) Furnish incentive to individuals chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

           (b) Encourage selected employees and consultants to accept or continue employment with, or consulting to, the Company or its affiliates; and

           (c) Increase the interest of selected employees and consultants in the Company's welfare through their participation in the growth in value of the Company's Common Stock ("Common Stock").

           To accomplish the foregoing objectives, this Plan provides a means whereby employees, directors, and consultants may receive options to purchase Common Stock. Options granted under this Plan will be either nonstatutory stock options (subject to federal income taxation upon exercise) or incentive stock options (generally not subject to immediate federal income taxation upon exercise).

      2. Eligible Persons. Every individual who at the date of grant is an employee of the Company or of any parent or subsidiary of the Company (as defined in subsection 5.1(c) below) is eligible to receive incentive stock options and nonstatutory stock options to purchase Common Stock under this Plan. The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it. Every individual who at the date of grant is a consultant to, or a non-employee director of, the Company or of any affiliate of the Company (as defined in Section 150 of California Corporations Code) is eligible to receive nonstatutory stock options to purchase Common Stock under this Plan, but shall not be eligible to receive incentive stock options. The term "consultant" includes individuals employed by, or otherwise affiliated with, a person providing consulting services to the Company.

      Subject to the limitations of Section 3, below, each non-employee director serving on the Board as of March 30 of each year will be granted options to purchase 8,000 shares of Common Stock, and each non-employee director elected or appointed to the Board after March 30, 1995 will initially be granted options to purchase 12,000 shares of Common Stock, and will thereafter be granted options to purchase 8,000 shares of Common Stock on March 30 of each year for so long as they serve as directors of the Company. Such non-employee director options shall become exercisable over a three (3) year period, however, in the event of any merger, reorganization, or consolidation of the Company with or into any other entity, or the sale of all or substantially all of the Company's assets, all such option grants shall immediately become exercisable.

      3. Common Stock Subject to Plan.

           (a) There shall be reserved for issue upon the exercise of options granted under this Plan four million three hundred eleven thousand one hundred eleven (4,311,111) shares of Common Stock, subject to adjustment as provided in
Section 7 hereof. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

           (b) Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding options granted under this Plan, plus the aggregate number of shares issued upon the exercise of all options granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of subsection 3(a) above.

      4. Administration. The Plan shall be administered by the Board of Directors (the "Board") of the Company, or by a committee of two or more directors appointed by the Board, each of who is a disinterested person (in either case, the "Administrator"). No option shall be granted to a director or officer of the Company, except by the Board, if each member is a disinterested person, or otherwise by an Administrator comprised of less than the entire
Board. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(ii), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Commission. Rule 16b-3(c)(2)(ii) currently defines a disinterested person as a director who has not, during the one (1) year prior to services as an administrator of a plan, been granted or awarded equity securities pursuant to the Plan or any other plan of the issuer or any of its affiliates, subject to certain limited exceptions.

      The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the terms and conditions of this Plan, and except as otherwise set forth herein, the Administrator shall have the sole authority, in its discretion:

           (a) to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

           (b) to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

           (c) to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

           (d) to determine the term and the exercise schedule of each option;

           (e) to determine the terms and conditions of each stock option agreement (which need not be identical) entered into between the Company and any eligible individual to whom the Administrator has granted an option;

           (f) to interpret the Plan;

           (g) to accelerate the exercise date or schedule with respect to any option granted under the Plan or, with the consent of the holder thereof, to modify or amend any such option; and

           (h) to make all determinations deemed necessary or advisable for the administration of the Plan.

      5. Terms of Options. Each option granted under the Plan shall be evidenced by a stock option agreement between the individual to whom the option is granted (the "optionee") and the Company. Each such agreement shall designate the option thereby granted as an incentive stock option, or a nonstatutory stock option or in part an incentive stock option, and in part a nonstatutory stock option. Each such agreement shall be subject to the terms and conditions set forth in subsection 5.1, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate in each case. In addition, incentive stock options shall be subject to the terms and conditions set forth in subsection 5.2.

      5.1 Terms and Conditions to Which All Options Are Subject. All options granted under this Plan shall be subject to the following terms and conditions:

           (a) Term of Options. The period or periods within which an option may be exercised shall be determined by the Administrator at the time the option is granted, and such period or periods may be amended subsequently only by written mutual agreement of the Company (at the direction of the Administrator) and the optionee. In no event shall such period extend beyond ten (10) years from the date the option is granted in the case of an incentive stock option or ten (10) years and one (1) week from the date the option is granted in the case of a nonstatutory stock option.

           (b) Exercise Price. The price to be paid for each share of Common Stock upon the exercise of an option shall be determined by the Administrator at the time the option is granted, but shall in no event be less than eighty-five percent (85%) in the case of a nonstatutory stock option, and one hundred percent (100%) in the case of an incentive stock option, of the fair market value of a share of Common Stock on the date the option is granted. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be the closing price on the trading day next preceding that date on the principal securities exchange on which the Company's Common Stock is listed, or, if such Common Stock is not then listed on any securities exchange, then the fair market value of the Common Stock on such date shall be the mean of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on the trading day next preceding such date. In the event that the Company's Common Stock is neither listed on a securities exchange nor quoted by NASDAQ, then the Administrator shall determine the fair market value of the Company's Common Stock on such date.

      Notwithstanding the above provisions of this Section 5.1(b), the exercise price of all options granted to the Company's non-employee directors will be the closing bid price of the Common Stock as reported by NASDAQ on the grant date. The preceding sentence shall not apply if the Common Stock is not quoted by NASDAQ.

           (c) More than Ten Percent Shareholders. No option shall be granted to any individual who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, or of any parent corporation or subsidiary corporation of the Company, unless the exercise price (as provided in subsection 5.1(b) hereof) is, in the case of a nonstatutory stock option, not less than one hundred percent (100%) and in the case of an incentive stock option, not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted, and in the case of an incentive stock option the period within which the option may be exercised (as provided in subsection 5.1(a) hereof) does not exceed five (5) years from the date the option is granted. For purposes of this subsection 5.1(c) in determining stock ownership, an optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries, as applicable. An optionee shall not be considered as owning the shares of Common Stock issuable upon exercise of any option which such optionee holds. Additionally, for purposes of this subsection 5.1(c), outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the optionee or by any other person. As used in this Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "I.R.C.")

           (d) Method of Payment for Common Stock. The exercise price for each share of Common Stock purchased under an option shall be paid in full in cash at the time of purchase.

           (e) Nontransferability. All options shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee.

           (f) Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any option granted to an employee under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee whose employment with the Company is terminated, with respect to any consultant whose consultancy has terminated, and/or with respect to any non-employee director whose membership on the Board of Directors is terminated. Any such right of repurchase of unvested shares shall be at the option exercise price and any such right of repurchase for vested shares shall be at the higher of the fair market value of the shares as of the termination date or the option exercise price. Any such right of repurchase shall expire at such times and with respect to such number of shares as set by the Administrator. Determination of the number of shares subject to such right of repurchase shall be made as of the date the employee or consultant or director's relationship with the Company terminates, not as of the date that any option granted to such employee, consultant or director is exercised.

           (g) Withholding and Employment Taxes. At the time of exercise of an option, the optionee shall remit to the Company in cash the amount of any and all applicable federal and state withholding and employment taxes.

           (h) Death. Upon the death of an employee, any option which such employee holds may be exercised by such employee, within such period after the date of death as the Administrator shall prescribe in the stock option agreement, by the employee's representative or by the person entitled thereto under the employee's will or the laws of intestate succession.

           (i) Disability. Upon the permanent and total disability of an employee (as defined in Section 105(d)(4) of the I.R.C.), any stock option which the employee holds may be exercised by the employee within such period after the date of termination of employment resulting from such disability (not to exceed twelve (12) months in the case of an incentive stock option) as the Administrator shall prescribe in the stock option agreement. The option shall terminate upon the expiration of such prescribed period, unless the employee dies prior thereto, in which event the provisions of subsection 5.1(h) hereof shall apply.

           (j) Retirement. Upon the voluntary retirement of an employee at or after reaching sixty-five (65) years of age, any stock option which such employee holds may be exercised by such employee with respect to all or any portion of the balance of the Common Stock subject thereto within such period after the date of retirement (not to exceed three (3) months in the case of an incentive stock option) as the Administrator shall prescribe in the stock option agreement. The option shall terminate upon the expiration of such prescribed period, unless the employee dies prior thereto, in which event the provisions of subsection 5.1(h) hereof shall apply.

           (k) Transfer to Related Corporation. In the event that an employee leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan.

           (l) Other Severance. In the event an employee leaves the employ of the Company for any reason other than as set forth in subsections (h) through
(j), above, any stock option which such employee holds may be exercised by such employee with respect to all or any portion of the balance of the Common Stock subject thereto within such period after the date of severance (not to exceed three (3) months in the case of an incentive stock option) as the Administrator shall prescribe in the stock option agreement.

           (m) Other Provisions. Each option granted under this Plan may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. However, options granted after the date the Common Stock of the Company is first quoted on the National Association of Securities Dealers Automated Quotation System or listed on an established stock exchange shall not contain any provisions giving the Company a right of first refusal to purchase the Common Stock underlying the options.

      5.2 Additional Terms and Conditions to Which Incentive Stock Options Are Subject. Options granted under this Plan which are designated as incentive stock options shall be subject to the following additional terms and conditions:

           (a) Annual Limitation. To the extent the aggregate fair market value (determined as of the date an incentive stock option is granted) of the stock with respect to which incentive stock options granted are exercisable for the first time by an employee during any one (1) calendar year (under this Plan and under all other plans of the Company and of any parent or subsidiary corporation) exceed One Hundred Thousand Dollars ($100,000), such options shall be treated as options which are not incentive stock options.

           (b) Disqualifying Dispositions. If Common Stock acquired by exercise of an incentive stock option granted pursuant to this Plan is disposed of within two (2) years from the date of grant of the option or within one (1) year after the transfer of the Common Stock to the optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

      6. Stock Issuance and Rights as Shareholder. Notwithstanding any other provisions of the Plan, no optionee shall have any of the rights of a shareholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

      7. Adjustments Upon Changes in Capitalization or Merger.

           (a) Subject to any required action by the Company's shareholders, the number of shares of Common Stock covered by this Plan as provided in Section 3, the number of shares covered by each outstanding option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

           (b) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding options or replaces them with substitute options having substantially similar terms and conditions; provided, however, that if an outstanding option is to terminate upon any such event, the Administrator on such terms and conditions as it deems appropriate, shall provide either by the terms of the stock option agreement or by a resolution adopted prior to the occurrence of any such event, that, for some period of time prior to such event, such option shall be exercisable as to all of the shares covered by the portion of the option that previously has not lapsed, terminated, or been exercised, notwithstanding any exercise schedule provided in the stock option agreement.

           (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

           (d) Except as hereinabove expressly provided in this Section 7, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder.

           (e) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

      8. Manner of Exercise. An optionee wishing to exercise an option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by payment of the exercise price as provided in subsection 5.1(b). The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such option was exercised.

      Promptly after receipt of written notice of exercise of an option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock pursuant to the terms of the option agreement.

      9. Employment or Consulting Relationship. Nothing in this Plan or any option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment, consultancy, or directorship at any time, nor confer upon any optionee any right to continue as an employee of, consultant to, or director of, the Company or any of its parent or subsidiaries.

      10. Securities Law Requirements.

           (a) The Administrator may require an individual as a condition of the grant and of the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company's counsel, may be required by federal and applicable state securities laws.

           (b) No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that: (i) the Company and the optionee have satisfied all applicable requirements under the Securities Act of 1933, as amended, and the Exchange Act; (ii) any applicable requirement of any stock exchange or quotation system on which the Company's Common Stock is listed or quoted has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

      11. Amendment. The Board may terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable, except that, without the approval of the Company's shareholders in compliance with the requirements of applicable law, no such revision or amendment shall:

           (a)  increase  the number of shares of Common  Stock  reserved  under
Section 3 hereof for issue under the Plan, except as provided in Section 7 hereof;

           (b) change the class of persons eligible to participate in the Plan under Section 2 hereof;

           (c) extend the term of the Plan under Section 12 hereof; or

           (d) amend this Section 11 to defeat its purpose.

      12. Termination. The Plan shall terminate automatically on April 20, 1998, and may be terminated at any earlier date by the Board. No option shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

      13. Time of Granting Options. The date of grant of an option hereunder shall, for all purposes, be the date on which the Administrator makes the determination granting such option.

      14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

      15. Effective Date. This Plan shall become effective upon adoption by the Board of Directors of the Company, and shall be effective on said date, provided the Plan is approved within twelve (12) months of said date by the shareholders of the Company in accordance with the Certificate of Incorporation and Bylaws of the Company and the requirements of the I.R.C. and the Delaware General Corporation Law. Options may be granted, but may not be exercised, prior to the date of such shareholder approval.


As amended to February 6, 1997.